UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2014, or the closing date, Independence Realty Trust, Inc., or IRT, through its wholly-owned subsidiary, IRT Eagle Ridge Apartments Owner, LLC, or IRT Owner, acquired a fee simple interest in a property known as The Reserve at Eagle Ridge located in Waukegan, Illinois, or the property. The property is a 370 apartment unit-community consisting of six studios, 130 one bedroom, one bathroom apartments, 156 two bedroom, one bathroom apartments and 78 two bedroom, two bathroom apartments with an average unit size of 817 square feet. The property was constructed in two phases in 2001 and 2004 and the last major renovation of the property was completed in 2008. As of December 31, 2013, the occupancy of the property was 93%.

IRT Owner acquired the property from an unaffiliated third party, JRC/CSE Eagle Ridge JV, LLC, for a purchase price of $29.0 million. IRT Owner paid the purchase price for the property with a portion of the net proceeds of IRT’s offering of its shares of common stock pursuant to its Registration Statements Nos. 333-192403 and 333-193527 filed with the Securities and Exchange Commission. On the closing date, IRT Owner and Jupiter Communities, LLC, d/b/a RAIT Residential, IRT’s affiliate, entered into a property management agreement pursuant to which RAIT Residential will manage the property pursuant to terms similar to those applicable to RAIT Residential’s management of IRT’s other multifamily properties.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, the compensation committee of the board of directors of IRT adopted the following forms to evidence grants made on January 31, 2014 pursuant to the Independence Realty Trust, Inc. Long Term Incentive Plan, or the plan, to persons affiliated with IRT’s advisor, including IRT’s chief executive officer and chief financial officer:

• a Form of Stock Appreciation Rights Award Certificate, or the SARs award form; and

• a Form of Restricted Stock Award Certificate, or the restricted stock award form.

The SARs award form sets forth the vesting, exercise, settlement and other terms of stock appreciation rights awards granted pursuant to the plan. The restricted stock award form sets forth the vesting and other terms of restricted stock awards granted pursuant to the plan. The foregoing descriptions of the SARs award form and restricted stock award form do not purport to be complete and are qualified in their entirety by reference to the full text of the SARs award form and restricted stock award form filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

IRT reports that, as of February 4, 2014, there were 17,702,539 shares of IRT’s common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

IRT hereby confirms that the financial statements and pro forma information relating to the acquisition of the property required by Rule 3-14 and Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K no later than April 18, 2014, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

February 6, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Independence Realty Trust, Inc. Long Term Incentive Plan Form of Stock Appreciation Rights Award Certificate adopted January 31, 2014.
10.2	Independence Realty Trust, Inc. Long Term Incentive Plan a Form of Restricted Stock Award Certificate adopted January 31, 2014.